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                                                                 EXHIBIT 21.01



               SUBSIDIARIES OF MSC INDUSTRIAL DIRECT CO., INC.




CORPORATION                                     STATE OF INCORPORATION

Sid Tool Co., Inc.                                     New York
Primeline International, Inc.                          New York
Kaja Productions, Inc.                                 New York
Cut-Rite Tool Corp.                                    Florida
D.T.C. Tool Corp.                                      Florida
Swiss Precision Instruments, Inc.                      California
Brooks Precision Supply, Inc.                          Massachusetts
MSC Services Corp.                                    New York